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                         HARTFORD LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                  David T. Foy
                                  Lynda Godkin
                                 Thomas M. Marra
                                Lowndes A. Smith
                               Raymond P. Welnicki
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Christine Repasy, Marianne O'Doherty, Thomas S. Clark and Marta Czekajewski to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

/s/ David T. Foy
--------------------------------            Dated as of January 15, 2000
David T. Foy

/s/ Lynda Godkin
--------------------------------            Dated as of January 15, 2000
Lynda Godkin

/s/ Thomas M. Marra
--------------------------------            Dated as of January 15, 2000
Thomas M. Marra

/s/ Lowndes A. Smith
--------------------------------            Dated as of January 15, 2000
Lowndes A. Smith

/s/ Raymond P. Welnicki
--------------------------------            Dated as of January 15, 2000
Raymond P. Welnicki

/s/ Lizabeth H. Zlatkus
--------------------------------            Dated as of January 15, 2000
Lizabeth H. Zlatkus

/s/ David M. Znamierowski
--------------------------------            Dated as of January 15, 2000
David M. Znamierowski